Exhibit 23.1

[LETTERHEAD OF KLJ & ASSOCIATES, LLP]




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Ketdarina Corp.

As independent registered public accountants, we hereby consent to the use of our audit report dated November 26, 2013, with respect to the financial statements of Ketdarina Corp. in its registration statement Form S-1/A relating to the registration of shares of 1,680,000 common stock. We also consent to the reference of our firm under the caption "interest of named experts and counsel" in the registration statement.


/s/ KLJ & Associates, LLP
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St. Louis Park, MN
December 5, 2013



1107 Brunswick Harbor
Schaumburg, IL  60193
630.277.2330